UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2012

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Overview

Effective December 1, 2012, in connection with the closing of the previously announced acquisition of Sun Healthcare Group, Inc. (“Sun”) by Genesis HealthCare LLC (“Genesis”), subsidiaries of Sabra Health Care REIT, Inc. (“Sabra”) obtained a guaranty from Genesis to replace the guaranty from Sun of the lease obligations of its subsidiaries that are tenants under Sabra's lease agreements. Additionally, Sabra amended its lease agreements with Sun.

Amendments to Lease Agreements

Effective December 1, 2012, subsidiaries of Sun, subsidiaries of Sabra, and Genesis entered into amendments to the multiple leases and master lease agreements (the “Lease Agreements”) that set forth the terms pursuant to which subsidiaries of Sun lease 86 properties from subsidiaries of Sabra. The Lease Agreements were originally entered into in October and November 2010 in connection with the restructuring of Sabra's former parent, Sun Healthcare Group, Inc. (“Old Sun”) into two separate publicly traded companies, Sabra and Sun.

The amendments modify the rent escalator in the Lease Agreements to a fixed 2.5% increase annually. In addition, the amendments provide that a default under Genesis' term loan would constitute a default under the applicable Lease Agreement.

The form of the amendment to the Lease Agreements is filed as Exhibit 10.1 to this Form 8-K, and such form is incorporated herein by this reference. This description of the material terms of the amendments to the Lease Agreements is qualified in its entirety by reference to such exhibit.

Genesis Guaranty

Also effective December 1, 2012, subsidiaries of Sabra and Genesis entered into guaranties of the Lease Agreements (the “Guaranties”) whereby Genesis guaranties the obligations of the tenants under the Lease Agreements. The Guaranties replace the existing Sun guaranties of the lease obligation of its subsidiaries. The Guaranties also include a tangible net worth covenant requiring Genesis to maintain a tangible net worth of at least $60 million, which amount increases incrementally commencing January 1, 2013 through the remainder of the term of the Lease Agreements, capping at $300 million commencing October 1, 2015.

The form of the Guaranty of the Lease Agreements by Genesis is filed as Exhibit 10.2 to this Form 8-K, and such form is incorporated herein by this reference. This description of the material terms of the Guaranties is qualified in its entirety by reference to such exhibit.

Item 1.02	Termination of a Material Definitive Agreement.

Sun Guaranty

Also effective December 1, 2012, in connection with the entry by Genesis into the Guaranties, subsidiaries of Sun and subsidiaries of Sabra terminated the guaranties that subsidiaries of Sun and subsidiaries of Sabra had entered into in October and November 2010 in connection with the entry into the Lease Agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1
Form of Amendment to Master Lease Agreement entered into between subsidiaries of Sun Healthcare Group, Inc., subsidiaries of Sabra Health Care REIT, Inc., and Genesis HealthCare LLC, dated December 1, 2012.

10.2	Form of Guaranty entered into by Genesis HealthCare LLC in favor of subsidiaries of Sabra Health Care REIT, Inc., as landlords under the Master Lease Agreements, dated December 1, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chief Executive Officer and President

Dated: December 6, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1
Form of Amendment to Master Lease Agreement entered into between subsidiaries of Sun Healthcare Group, Inc., subsidiaries of Sabra Health Care REIT, Inc., and Genesis HealthCare LLC, dated December 1, 2012.

10.2	Form of Guaranty entered into by Genesis HealthCare LLC in favor of subsidiaries of Sabra Health Care REIT, Inc., as landlords under the Master Lease Agreements, dated December 1, 2012.